Exhibit 99.2

Second Quarter 2022 Earnings Presentation

Forward looking statements 2 When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions . These forward - looking statements include information about possible or assumed future results with respect to our business, financial condition, liquidity, results of operations, plans and objectives . Among the important factors that could cause our actual results to differ materially from those projected in any forward - looking statements we make are : changes in inflation and interest rates and the market (i . e . , fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets and liabilities accounted for at fair value through earnings, the effectiveness of hedging transactions ; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in MFA’s portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows ; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans in MFA’s residential whole loan portfolio ; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings ; implementation of or changes in government regulations or programs affecting MFA’s business ; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modifications, foreclosures and liquidations ; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board deems relevant ; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes ; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940 , as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage - related interests ; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market ; expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e . g . , taxes, insurance, maintenance expenses, etc . on the underlying property) and the amount ultimately realized upon resolution of the asset ; targeted or expected returns on MFA’s investments in recently - originated loans, the performance of which is, similar to MFA’s other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing cost associated with such investments ; risks associated with MFA’s investments in MSR - related assets, including servicing, regulatory and economic risks, risks associated with our investments in loan originators, risks associated with investing in real estate assets, including changes in business conditions and the general economy and risks associated with the integration and ongoing operation of Lima One Holdings, LLC (including, without limitation, unanticipated expenditures relating to or liabilities arising from the transaction and/or the inability to obtain, or delays in obtaining, expected benefits (including expected growth in loan origination volumes) from the transaction) ; and other risks, uncertainties and factors described in the annual, quarterly and current reports that MFA files with the SEC . All forward - looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available . Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date on which they are made . New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA . Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise .

Q2 2022 market conditions and financial results 3 1. Source: Bloomberg 2. Economic book value and Distributable Earnings are Non - GAAP financial measures. Refer to slides 16 and 17 for further infor mation regarding the calculation of these measures. Security/Index 1 6/30/22 3/31/22 Change US Treasury 2 Year 2.95% 2.33% 0.62% US Treasury 3 Year 3.01% 2.51% 0.50% US Treasury 5 Year 3.04% 2.46% 0.58% US Treasury 10 Year 3.01% 2.34% 0.67% High Yield 5 Year Index 579 376 203 • MFA protected book value through hedging and securitization activities • GAAP book value decreased $ 1 . 42 , or 8 . 0% , to $ 16 . 42 per common share, while Economic book value (EBV) 2 decreased $ 1 . 56 , or 8 . 3% , to $ 17 . 25 per common share • GAAP loss of ( $ 108 . 6 ) million or ( $ 1 . 06 ) per basic common share • Distributable Earnings 2 of $ 47 . 2 million, or $ 0 . 46 basic per common share • Paid $ 0 . 44 dividend to common shareholders on July 29 , 2022 • Leverage ratio of 3 . 3 x as of June 30 , 2022 . Recourse leverage of 1 . 8 x

Q2 2022 Portfolio activity • Acquired $ 729 million of loans in the quarter • Tapered asset acquisitions of purchased loans, particularly Non - QM loans • Q 2 loan acquisitions include $ 509 million of funded originations and draws of Business Purpose loans at Lima One and $ 220 million of Non - QM loans • Asset acquisitions were offset by portfolio run - off and asset valuation declines • Decreased interest rate risk and recourse leverage during the quarter • Added $ 760 million of swaps, bringing notional amount of hedges to $ 3 . 2 billion at 6 / 30 / 22 . Closed out $ 310 million TBA short position • Completed three securitizations with UPB of bonds sold of $ 861 million . Balance of securitized debt increased during the quarter by $ 516 million . In July, we completed two additional securitizations, with UPB of bonds sold of $ 476 million • Maintained a substantial cash position with nearly $ 400 million in unrestricted cash • Continued to take advantage of strong housing market to liquidate REO properties • Sold $ 40 million of REO properties for a net gain of $ 7 million • REO portfolio of $ 136 million at 6 / 30 / 22 4

5 • Portfolio modestly declined as $ 729 million loan purchases and originations were largely offset by portfolio runoff and asset value declines : • Business Purpose loan portfolio increased to $2.3 billion from $2.0 billion; and • Non - QM loan portfolio decreased to $3.5 billion from $3.7 billion • At 6/30/22, 62% of our asset based financing arrangements are on non mark - to - market terms • Approximately 95% of our asset based financing is fixed rate or economically hedged with swaps • Total weighted average financing cost of 3.3% (including impact of swap hedges) at 6/30/22 versus 3.0% at 3/31/22 Amounts in the pie charts are in billions as of 6/30/22 1. Business Purpose loans comprise $1.0 billion of Rehabilitation Loans and $1.3 billion of Single Family Rental Loans at 6/3 0/2 2. 2. The Fair Value option was elected on these loans at acquisition as they were more than 60 days delinquent. At 6/30/22, app rox imately 56% of this portfolio was less than 60 days delinquent. 3. PCD or Purchased Credit Deteriorated loans were generally purchased at a discount (typically as re - performing loans) that ref lected, at least in part, the prior credit performance of underlying borrower. Investment portfolio and asset based financing composition 5

GAAP Earnings reflect ongoing volatile market conditions, while Distributable Earnings exceeded common dividends distributed Summary Income Statement Q2 2022 $ in mm Q1 2022 $ in mm Net Interest Income: Loans $ 50.6 $ 60.8 Securities 4.3 4.6 Other interest earning assets and interest bearing liabilities (2.3) (2.3) Net Interest Income $ 52.6 $ 63.1 Net (provision)/reversal of provision for credit losses on loans (1.8) 3.5 Provision for credit losses on other assets (28.6) — Net (provision)/reversal of provision for credit losses $ (30.4) $ 3.5 Other Loss, net: Net MTM and other net loss on loans measured at fair value (216.4) (288.4) Net gains on derivatives used for risk management purposes 47.8 94.1 Net MTM on securitized debt measured at fair value 84.6 64.1 Lima One - origination, servicing and other fee income 10.7 14.5 REO related net gains 7.2 8.7 Other miscellaneous net investment income (10.4) (0.5) Other Loss, net: $ (76.5) $ (107.5) Operating and other expenses (42.8) (38.7) Amortization of intangible assets (3.3) (3.3) Preferred dividends (8.2) (8.2) Net Loss Available to Common Shareholders $ (108.6) $ (91.1) Earnings Per Basic Common Share (GAAP) $ (1.06) $ (0.86) Distributable Earnings (Non - GAAP) $ 0.46 $ 0.62 • Net interest income decreased to $52.6 million: • Higher loan interest income was offset by higher financing costs, consistent with the rate environment • CECL provision includes $28.6 million reserve on preferred capital investments in a mortgage originator • Other income includes: • $216.4 million of losses on residential whole loans at fair value, partially offset by $132.4 million of gains on hedging derivatives and securitized debt accounted for at fair value through earnings • $10.7 million of Origination, servicing and other fee income at Lima One reflecting another strong quarter for originations • $10.6 million mark - to - market adjustment on a minority equity investment in a mortgage originator that is accounted for at fair value through earnings • Continued successful REO liquidations • Distributable Earnings of $0.46 exceeded second quarter dividend of $0.44 per common share Key items impacting results: 6

Economic fundamentals have supported mortgage credit 7 19.8% 3.6% 0.47% 0.88 mm Source: Zillow Source: NY FED Source: BLS Source: Zillow

Non - QM investments • Purchased $220 million of Non - QM loans during the quarter • Credit spreads widened further during the quarter • Completed an additional securitization with approximately $400 million UPB of bonds sold. Expect to continue to use securitization to finance asset purchases • Portfolio credit performance continues to improve with 60+ days delinquencies down to 2.6% Portfolio Statistics (6/30/22) Total UPB (millions) $3,637 Avg Balance $509,597 WA LTV 65% WA FICO 734 WA Coupon 5.10% Hybrid ARM’s 28% Fixed Rate 72% Purchase 51% Cash - Out Refinance 38% 3 - Month CPR 20% Top 2 States CA 59% FL 14% 8 Dec - 20 Mar - 21 June - 21 Sep - 21 Dec - 21 Mar - 22 Jun - 22 Loan Count 5,405 5,442 5,390 5,846 6,706 7,240 7,137 Total UPB ($ millions) 2,294 2,290 2,363 2,738 3,361 3,671 3,637 % Current 89.0% 88.0% 89.5% 92.3% 94.2% 93.5% 95.3% % 30 Days 3.1% 4.1% 2.7% 2.4% 2.3% 3.3% 2.1% % 60+ Days 7.9% 7.9% 7.8% 5.3% 3.5% 3.3% 2.6 % LTV 64% 63% 64% 64% 66% 65% 65%

RPL portfolio 1 delinquency characteristics • Remaining UPB of $835.4 million • 81% of our RPL portfolio is less than 60 days delinquent as of 6/30/2022 • On average, 35% of the 60+ days delinquent loans are making payments • Portfolio LTV has fallen to 59% due to significant home price appreciation and principal repayments • Seasoned stable portfolio with an average loan age of 16 years 1. Includes Purchased Credit Deteriorated (PCD) and certain other loans that were purchased as re - performing loans, but were not classified as PCD loans for accounting purposes. 9

MFA FINANCIAL, INC.

Performance of Non-Performing[1] loans

	Acquisition Year						
	2014	2015	2016	2017	2018	2019	Total
UPB Purchased ($ millions)	161.3	619.6	280.2	704.7	497.3	227.3	2,490.4
Status 6/30/2022							
Performing[2]/PIF	39 %	29 %	31 %	42 %	52 %	39 %	39 %
Liquidation/REO	55 %	62 %	63 %	46 %	37 %	40 %	50 %
Non-Performing	6 %	9 %	6 %	12 %	11 %	21 %	11 %
Total	100 %	100 %	100 %	100 %	100 %	100 %	100 %
Remaining UPB ($ millions)	59.0	142.0	51.1	238.0	206.9	125.4	822.5

- Through diligent asset management we continue to improve outcomes for our NPL portfolio by returning loans to performing or paid-in-full status, and through other forms of resolution
- 50% of our NPL portfolio has liquidated or reverted to REO. We continue to aggressively liquidate REO properties as market conditions remain favorable. Over the last 12 months we sold $180 million of properties for a net gain of $33 million
- Measured by UPB at purchase, 39% (or approximately 4,300) of loans that were non-performing at purchase are either performing or have paid in full as of June 2022
- 75% of MFA modified loans are either performing today or have paid in full

1. Non-Performing at purchase defined as greater than or equal to 60 days delinquent
2. Performing as of 6/30/2022 defined as less than 60 days delinquent or made a full P&I payment in June 2022

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Business purpose loans – Lima One 11 1. Origination amounts are based on the maximum loan amount, which includes amounts initially funded plus any committed, but un drawn amounts. • July 1, 2022 marked the one year anniversary of our acquisition of Lima One • Annual origination volume has more than doubled primarily due to strategic initiatives, improved cost of capital and exceptional execution by the Lima One management team • June 30, 2021 trailing twelve month origination volume: $0.9 billion 1 • June 30, 2022 trailing twelve month origination volume: $2.2 billion 1 • MFA has established securitization programs for all of Lima One’s business purpose loans • Securitized approximately $1.0 billion of Lima One originated loans (through four transactions) in the last nine months • Lima One continues to originate high yielding, high quality business purpose loans for MFA’s balance sheet • Originated approximately $600 million 1 in the second quarter • Current origination pipeline has a weighted average coupon of approximately 8% • Expect Lima One originations of $2.0 billion to $2.5 billion in 2022 1 • Challenging market conditions have allowed Lima One to take market share from thinly capitalized BPL originators that are dependent on whole loan sales to third parties in order to manage their liquidity and balance sheet • Completed our fourth securitization of single family rental loans in July. Underlying loans were 100% originated and serviced by Lima One

Business purpose loans – Rehabilitation Loans • The Fix and Flip portfolio grew by over $150 million to $1.0 billion UPB at June 30, 2022 • 18% increase over first quarter 2022 • 142% increase over the second quarter 2021 UPB of $432 million • Second quarter yield of 6.37% • Loan acquisition activity remains elevated • MFA acquired $231 million UPB ($403 million max loan amount) in the second quarter, all originated by Lima One Portfolio Statistics (6/30/22) UPB (millions) $1,045 Undrawn commitments (millions) $433 Maximum Loan Amount (millions) $1,478 WA Passthrough Rate 7.18% WA ARV - LTV 1 67% WA As - Is/Purch. LTV 2 71% WA FICO 743 WA Loan Age (months) 8 Second Quarter Yield 6.37% 3mth Repayment rate (CPR) 48% 60+ Days DQ 8% 1. WA ARV - LTV: Weighted average after repair loan to value at origination 2. WA As - Is/Purch. LTV: Weighted average As - Is value or purchase value (when available) at origination 12 • We issued our first Fix and Flip securitization in April 2022 • $265 million of assets were securitized. 100% of loans originated by Lima One • 5Yr maturity with a 2Yr reinvestment period, which allows for funding of new loans into securitization for 2yrs • 60+ day delinquency rate decreased from 10% to 8% at the end of the quarter • Substantially all delinquent loans were originated prior to April 2020 and 80% by originators other than Lima One • 60+ day delinquency rate for Lima One originated loans is 2% • Meaningful number of loans continue to pay off in full or cure. Active asset management, low initial LTV’s and annual nationa l HPA of over 15% have led to good outcomes • Collected approximately $8.5 million in default interest and extension fees since inception across our fix and flip loans

Business purpose loans – Single Family Rental (SFR) Loans • The SFR portfolio continues to exhibit strong performance, delivering attractive yields and good credit performance • Second quarter yield of 5.19% • 60+ day delinquency rate remains low at 2.4% • Three month prepayment rate of 15% • SFR portfolio grew by 13% in the second quarter • MFA acquired $194 million in the second quarter, all originated by Lima One • The acquisition of Lima One increased the pace of portfolio growth, 156% increase over second quarter 2021 holdings SFR Portfolio Statistics (6/30/22) UPB (millions) $1,320 WA LTV 70% WA FICO 737 WA DSCR 1 1.52x WA Coupon 5.48% WA Loan Age (months) 11 Hybrid ARMs 21% Second Quarter Yield 5.19% 3mth Prepayment Rate (CPR) 15% 60+ Days DQ 2.4% 1.WA DSCR: Weighted average debt service coverage ratio 13 • We remain active in securitizing our SFR loans • Third securitization completed in April 2022 , approximately $ 260 million securitized • Fourth securitization completed in July 2022 , approximately $ 215 million securitized • The amount of SFR financing that is non - mark - to - market increased following completion of the July securitization • Post July securitization, approximately 73 % of SFR financing is non - mark - to - market • We expect to continue to execute securitizations to efficiently finance our SFR loans

Summary 14 • Second quarter GAAP results reflect ongoing volatility in interest rates • Protected book value through active portfolio management • Distributable Earnings of $ 0 . 46 exceeded the $ 0 . 44 dividend • Maintained a substantial cash position with nearly $ 400 million in unrestricted cash at quarter - end and continued to maintain relatively low leverage • Further securitizations of loans across asset classes, reducing recourse mark - to - market financing and generating substantial liquidity • Another strong quarter for loan originations at Lima One • Continued strong housing market despite affordability issues due to higher rates

Additional Information

Reconciliation of GAAP Net Income to Non-GAAP Distributable Earnings

"Distributable earnings" is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are driven by changes in market valuations and are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

The following table provides a reconciliation of GAAP net (loss)/income used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods presented.

(In Millions, Except Per Share Amounts)	Q2 2022 $ in mm	Q1 2022 $ in mm	Q4 2021 $ in mm	Q3 2021 $ in mm	Q2 2021 $ in mm
GAAP Net (loss)/income used in the calculation of basic EPS	$ (108.8)	$ (91.3)	$ 35.7	$ 123.9	$ 58.3
Adjustments:					
Unrealized gains and losses on:					
Residential whole loans held at fair value	218.2	287.9	42.6	(20.5)	(6.2)
Securities held at fair value	1.5	2.9	0.4	(0.5)	(1.4)
Interest rate swaps	(31.8)	(80.8)	(0.1)	—	—
Securitized debt held at fair value	(84.3)	(62.9)	(6.1)	(0.9)	0.2
Investments in loan origination partners	39.2	0.8	(24.0)	(48.9)	—
Expense items:					
Amortization of intangible assets	3.3	3.3	3.3	3.3	—
Equity based compensation	3.5	2.6	2.3	2.3	2.7
Securitization-related transaction costs	6.4	3.2	5.2	—	—
Total adjustments	**$ 155.9**	**$ 157.2**	**$ 23.5**	**$ (65.2)**	**$ (4.6)**
Distributable earnings	**$ 47.2**	**$ 66.0**	**$ 59.3**	**$ 58.7**	**$ 53.7**
GAAP (loss)/earnings per basic common share	**$ (1.06)**	**$ (0.86)**	**$ 0.33**	**$ 1.12**	**$ 0.53**
Distributable earnings per basic common share	**$ 0.46**	**$ 0.62**	**$ 0.54**	**$ 0.53**	**$ 0.49**
Weighted average common shares for basic earnings per share	**102.5**	**106.6**	**109.5**	**110.2**	**110.4**

Reconciliation of GAAP book value to Economic book value

"Economic book value" is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt[1] held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders' equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our residential mortgage investments and certain associated financing arrangements, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of GAAP book value per common share to our non-GAAP Economic book value per common share as of the end of each quarter since Q2 2021.

(In Millions, Except Per Share Amounts)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
GAAP Total Stockholders' Equity	$ 2,146.4	$ 2,349.0	$ 2,542.8	$ 2,601.1	$ 2,526.5
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders' Equity for book value per common share	**$ 1,671.4**	**$ 1,874.0**	**$ 2,067.8**	**$ 2,126.1**	**$ 2,051.5**
Adjustments:					
Fair value adjustment to Residential whole loans, at carrying value	9.5	54.0	153.5	198.8	206.2
Fair value adjustment to Securitized debt, at carrying value *(1)*	75.4	47.7	4.3	(8.0)	(8.9)
Stockholders' Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value) *(1)*	**$ 1,756.3**	**$ 1,975.7**	**$ 2,225.6**	**$ 2,316.9**	**$ 2,248.8**
GAAP book value per common share	$ 16.42	$ 17.84	$ 19.12	$ 19.29	$ 18.62
Economic book value per common share *(1)*	**$ 17.25**	**$ 18.81**	**$ 20.58**	**$ 21.02**	**$ 20.41**
Number of shares of common stock outstanding	101.8	105.0	108.1	110.2	110.2

1. Economic book value per common share for periods prior to December 31, 2021 have been restated to include the impact of fair value changes of securitized debt held at carrying value.

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18 GAAP Economic Book value per common share as of 3/31/22 $17.84 $18.81 Net income available to common shareholders (1.06) (1.06) Common stock dividends declared (0.44) (0.44) Impact of share repurchases 0.07 0.09 Fair value changes attributable to residential mortgage securities and MSR term notes, and other 0.01 0.01 Change in fair value of residential whole loans reported at carrying value under GAAP — (0.43) Change in fair value of securitized debt at carrying value under GAAP — 0.27 Book value per common share as of 06/30/22 $16.42 $17.25 Book Value and Economic Book Value Rollforward

(Dollars in Millions) Mortgage - Related Assets Lima One Corporate Total Three months ended June 30, 2022 Interest Income $ 84.7 $ 24.4 $ 0.2 $ 109.3 Interest Expense 39.9 12.9 3.9 56.7 Net Interest Income $ 44.8 $ 11.4 $ (3.7) $ 52.6 Provision for Credit Losses on Residential Whole Loans $ (1.8) $ — $ — $ (1.8) Provision for Credit Losses on Other Assets — — (28.6) (28.6) Net Interest Income after Provision for Credit Losses $ 43.1 $ 11.4 $ (32.3) $ 22.2 Net mark - to - market and other net loss on residential whole loans measured at fair value $ (175.3) $ (41.1) $ — $ (216.4) Net gain on derivatives used for risk management purposes 44.2 3.6 — 47.8 Net mark - to - market on securitized debt at fair value 65.0 19.6 — 84.6 Net gain on real estate owned 7.2 — — 7.2 Lima One - origination, servicing and other fee income — 10.7 — 10.7 Other (loss)/income, net (0.8) 0.1 (9.6) (10.3) Total Other Loss, net $ (59.8) $ (7.0) $ (9.6) $ (76.4) General and administrative expenses (including compensation) $ — $ 13.0 $ 16.6 $ 29.6 Loan servicing, financing, and other related costs 6.5 0.3 6.4 13.2 Amortization of intangible assets — — 3.3 3.3 Net Loss $ (23.2) $ (9.0) $ (68.1) $ (100.4) Less Preferred Stock Dividend Requirement $ — $ — $ 8.2 $ 8.2 Net Loss Available to Common Stock and Participating Securities $ (23.2) $ (9.0) $ (76.4) $ (108.6) GAAP Segment Reporting 19

(Dollars in Millions) Mortgage - Related Assets Lima One Corporate Total Three months ended June 30, 2022 GAAP Net loss used in the calculation of basic EPS $ (23.2) $ (9.0) $ (76.5) $ (108.8) Adjustments: Unrealized gains and losses on: Residential whole loans held at fair value 177.2 41.0 — 218.2 Securities held at fair value 1.5 — — 1.5 Interest rate swaps (27.6) (4.2) — (31.8) Securitized debt held at fair value (64.5) (19.8) — (84.3) Investments in loan origination partners — — 39.2 39.2 Expense items: Amortization of intangible assets — — 3.3 3.3 Equity based compensation — (0.1) 3.6 3.5 Securitization - related transaction costs — — 6.4 6.4 Total adjustments $ 86.6 $ 16.9 $ 52.5 $ 155.9 Distributable earnings $ 63.3 $ 7.9 $ (24.1) $ 47.2 Distributable Earnings by Operating Segment 20